FOR IMMEDIATE RELEASE

Labcorp Contacts:
Media: Rachael Valdez — 336-436-8263
Media@Labcorp.com

Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

LABCORP APPOINTS GOOGLE CLOUD EXECUTIVE KIRSTEN KLIPHOUSE TO ITS BOARD OF DIRECTORS

BURLINGTON, N.C., Oct. 13, 2022 — Labcorp (NYSE: LH), a leading global life sciences company, today announced that Kirsten Kliphouse, president of Americas, Google Cloud, has joined its Board of Directors as an independent member.

Kliphouse brings decades of leadership experience honed at some of the world’s most-recognizable technology companies, as well as a proven passion for building teams and customer relationships. At Google Cloud, Kliphouse is focused on harnessing technology and the collective power of her teams to help enterprises, mid-market customers, and small and mid-sized businesses find innovative solutions to complex challenges.

“Labcorp has a long history of leveraging science and technology to advance innovations and create a healthier world,” said Adam Schechter, chairman and CEO of Labcorp. “Kirsten’s leadership and depth in the technology sector and experience with large, global organizations will bring unique and valuable perspectives to our Board and Labcorp. We are thrilled to welcome Kirsten to our Board.”

Prior to joining Google Cloud, Kliphouse served as a senior vice president and general manager at Red Hat, Inc., where she led the company’s North American commercial sales operations. She has also served as CEO of Yardarm Technologies, a firearm safety and tracking firm, and has advised numerous startups on product strategy. In addition, Kliphouse spent 25 years at Microsoft—beginning as an account manager and regularly moving into more senior leadership roles throughout her tenure. Before her departure, Kliphouse oversaw a team of more than 10,000 people as corporate vice president of global customer service and support.

“Labcorp’s commitment to harnessing science, technology and innovation to generate insights that support more-informed health and treatment decisions is a source of inspiration,” Kliphouse said. “I’m incredibly grateful for the opportunity to join such a dedicated group of individuals, share my experiences and support the company’s important work.”

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With over 75,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $16 billion in FY2021. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to statements with respect to the Company’s leadership, future operations and opportunities for future growth.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company’s control. These factors, in some cases, have affected and in the future (together with other factors) could affect the company’s ability to implement the company’s business strategy and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward-looking statements.

The company has no obligation to provide any updates to forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company’s most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the company’s filings with the SEC including the information in the company’s most recent Annual Report on Form 10-K, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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